Exhibit 99.1

CorEnergy to Sell MoGas and Omega Pipeline Systems to Spire
All-Cash Transaction Expected to Repay Bank Debt in Full and Generate Additional Cash

KANSAS CITY, MO – May 25, 2023 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced entry into a definitive agreement to sell its MoGas and Omega pipeline systems (“MoGas System”) to Spire Inc. (NYSE: SR) for approximately $175 million in cash, subject to final working capital adjustments. The MoGas System is an interstate natural gas transmission and distribution system providing service to markets in Missouri and Illinois.
Transaction Highlights
•All-cash transaction valued at approximately $175 million
•Expected to close in the third quarter 2023, subject only to anti-trust clearance and customary closing conditions
•Estimated $165 million of net proceeds after taxes and transaction-related costs
•Net proceeds will be used to repay all CorEnergy bank debt at closing, approximately $100 million
Dave Schulte, Chairman and Chief Executive Officer, of CorEnergy said: “The sale of our MoGas and Omega systems enables us to significantly de-leverage our balance sheet and strengthen our overall capital structure. This is one of several 2023 initiatives we are undertaking to improve our balance sheet and operating results, including proposed tariff increases and corporate cost reductions.”
“The team at MoGas and Omega has produced reliably profitable results and an excellent safety record as a part of CorEnergy, and we wish to thank them for their dedicated service over the past several years,” said Schulte. “Spire shares our commitment to providing safe, reliable, and environmentally sustainable service to the customers and communities that we serve, and we are pleased they will retain our field operating personnel.”
The Company plans to provide an updated 2023 outlook, including opportunities within its California energy transition and other business initiatives, after the transaction has closed.
Evercore acted as the company’s financial advisor while K&L Gates served as legal counsel.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933

Exhibit 99.1
and Section 21E of the Securities Exchange Act of 1934, including those related to the potential sale of our MoGas and Omega systems and use of proceeds therefrom, our ability to execute on our business strategy of restoring our cost of services and the expected results of tariff increase requests. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, such as the requirement to receive anti-trust clearance for the sale of MoGas and Omega, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including that the sale of MoGas and Omega might not be completed, we might not receive our requested tariff increases, we might have further cost increases and volume reductions beyond those projected in our tariff requests and those additional factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, required distributions in order to maintain REIT status, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

CorEnergy Infrastructure Trust, Inc.
Investor Relations
Jeff Teeven or Matt Kreps
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.